SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 21, 1999


                        NEW PLAN EXCEL REALTY TRUST, INC.
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               (Exact Name of Registrant as Specified in Charter)


      MARYLAND                          1-12244                 33-0160389
----------------------------         ------------           -------------------
(State or Other Jurisdiction         (Commission              (IRS Employer
   of Incorporation)                 File Number)           Identification No.)


        1120 AVENUE OF THE AMERICAS
                12TH FLOOR
            NEW YORK, NEW YORK                                      10036
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:  (212) 869-3000



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ITEM 5.  OTHER EVENTS.

         On April 21, 1999, New Plan Excel Realty Trust, Inc. (the "Company"), ERT Development Corporation ("EDV") and Excel Legacy Corporation ("Legacy") entered into a Master Separation Agreement (the "Master Separation Agreement"). Under the terms of the Master Separation Agreement, the Company and Legacy have agreed, among other things, to modify the terms of certain of their existing agreements, including the termination of the Intercompany Agreement, dated as of March 31, 1998 (as amended, the "Intercompany Agreement"), and the Administrative Services Agreement, dated as of March 31, 1998 (as amended, the "Administrative Services Agreement"), in each case except as set forth in the Master Separation Agreement.

         In addition, the Master Separation Agreement provides for certain interim arrangements between the Company and Legacy as to certain office facilities in California, as well as an agreement with respect to the non-solicitation of certain Company employees during the 90-day period following the entering into of the Master Separation Agreement (the "Non-Solicitation Provision").

         The Master Separation Agreement also provides that each of the Company and Legacy will, on the terms set forth in the Master Separation Agreement, refrain from acquiring any interest in the other or seeking to influence or control the other (the "Standstill Provision").

         The foregoing description of the Master Separation Agreement is qualified in its entirety by reference to the Master Separation Agreement, a copy of which is filed as an exhibit hereto and is incorporated by reference herein.

         Contemporaneously with the Company and Legacy's entering into the Master Separation Agreement, on April 21, 1999, seven executives of the Company, including Gary B. Sabin, President, Richard B. Muir, Executive Vice President and co-Chief Operating Officer, Ronald H. Sabin, S. Eric Ottesen, Mark T. Burton, Graham R. Bullick and John Visconsi, six of whom also serve as an executive of Legacy, entered into separate Resignation and Release Agreements with the Company (the "Resignation and Release Agreements"). The Resignation and Release Agreements provide for the resignation of the respective executives from the Company and its subsidiaries and affiliates, the mutual release by the Company and the executive of certain possible claims against the other, and the payment by the Company of certain severance benefits, including the payment of
(i) any unpaid base salary and expenses through the resignation date, (ii) a lump sum severance amount, and (iii) an amount in cash equal to the value of the medical benefits the executive and his eligible family members would have otherwise received during the subsequent two years. The aggregate of the lump sum severance amounts to be paid under the Resignation and Release Agreements will be approximately $1.7 million.

         The Resignation and Release Agreements further provide for the purchase by the Company of the shares of the Company's common stock owned by the executives at a purchase price of $21 per share, plus interest as set forth therein. The aggregate number of shares to be repurchased by the Company under the Resignation and Release Agreements will be approximately 1.2 million shares, at an aggregate purchase price of approximately $25.8 million, plus interest, if


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any. In addition, pursuant to the Resignation and Release Agreements each option to acquire Company common stock held by any of the executives with an exercise price less than $21 (all of which are have previously vested) will be canceled in exchange for a lump sum payment equal to the excess, if any, of $21 per share over the per-share exercise price of each such option (which options, collectively, had a weighted average exercise price of $15.41 per share). The aggregate payment for such options will be approximately $5.1 million. The Resignation and Release Agreements further provide that for options held by the executives with an exercise price equal to or in excess of $21 per share, (i) those options granted under the Excel Realty Trust, Inc. 1994 Directors' Stock Option Plan will terminate and be forfeited, and (ii) those options which are vested or which would become vested in accordance with the terms of such executive's employment agreement (had such executive been terminated by the Company without cause or by such executive for good reason, as contemplated by such executive's employment agreement) will fully vest ; except that, with respect to certain options granted to Gary B. Sabin and which would not otherwise vest in accordance with the provisions described above, 62% of such options will fully vest while the remaining 38% of such options will terminate and be forfeited. The options so vested will be exercisable for a period of two years and, if at any time during such two-year period the executive exercise all or a portion of such options, the Company will have the right either (x) to deliver the executive shares upon payment by such executive of the exercise price therefor, or (y) upon surrender of such options, to pay to the executive a lump sum in cash equal to the excess of the then fair market value of the underlying shares of Company common stock over the exercise price for such options.

         The Resignation and Release Agreement also obligates the executive to abide by certain provisions of the Master Separation Agreement, including the agreements contained therein in respect of the Intercompany Agreement, Standstill Provision and the Non-Solicitation Provision.

         The foregoing description of the Resignation and Release Agreements is qualified in its entirety by reference to the Resignation and Release Agreement, a copy of which is filed as an exhibit hereto and is incorporated by reference herein.

         In connection with the foregoing matters, and in addition to the resignation of Gary B. Sabin and Richard B. Muir from the Board of Directors of the Company (as contemplated by their respective Resignation and Release Agreements), three non-executive directors who formerly were Excel Realty Trust directors, Boyd A. Lindquist, Robert E. Parsons, Jr. and John H. Wilmot, each resigned from the Board of Directors of the Company, reducing the Company's Board of Directors to ten members. In connection with Mr. Wilmot's resignation, the Company agreed to purchase, and Mr. Wilmot agreed to sell, all of the shares of Company common stock owned by him at a purchase price of $19.375 per share (or $2,514,545.63, in the aggregate) and Mr. Wilmot agreed to abide by certain provisions of the Master Separation Agreement, including the Standstill provision contained in the Master Separation Agreement applicable to Legacy.

         On April 21, 1999, the Company issued a press release announcing the foregoing matters. A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)  Exhibits.  The following exhibits are filed as part of this report:

              10.1 Master Separation Agreement, dated as of April 21, 1999, among New Plan Excel Realty Trust, Inc., ERT Development Corporation and Excel Legacy Corporation.

              10.2 Resignation and Release Agreement, dated as of April 21, 1999, entered into between the Company and Gary B. Sabin.

              10.3 Resignation and Release Agreement, dated as of April 21, 1999, entered into between the Company and Richard B. Muir.*

              99.1 Press release, dated April 21, 1999, issued by the Company.


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            *   Each of the other resigning executive officers of the Company
                (not including Mr. Sabin) have entered into a Resignation and Release Agreement substantially in the form of the Muir Resignation and Release Agreement.

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 22, 1999

                                         NEW PLAN EXCEL REALTY TRUST, INC.


                                         By       /s/   Steven F. Siegel
                                           -------------------------------------
                                            Name:  Steven F. Siegel
                                            Title: Senior Vice President


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                                  EXHIBIT INDEX

      Exhibit
      Number             Description
      -------            -----------

       10.1 Master Separation Agreement, dated as of April 21, 1999, among New Plan Excel Realty Trust, Inc., ERT Development Corporation and Excel Legacy Corporation

       10.2 Resignation and Release Agreement, dated as of April 21, 1999, entered into between the Company and Gary B. Sabin

       10.3 Resignation and Release Agreement, dated as of April 21, 1999, entered into between the Company and Richard B. Muir.*

       99.1      Press release, dated April 21, 1999, issued by the Company.


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     *   Each of the other resigning executive officers of the Company (not including Mr. Sabin) have entered into a Resignation and Release Agreement substantially in the form of the Muir Resignation and Release Agreement.